Exhibit 99.1

Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610

Contact:
Jay Sidhu, Chairman & CEO, Customers Bancorp, Inc. 610-935-8693

Investor Contact:
Robert Wahlman, CFO, Customers Bank 610-743-8074

CUSTOMERS BANCORP EXECUTES AGREEMENT
TO SELL BANKMOBILE DIVISION TO FLAGSHIP COMMUNITY BANK

BANKMOBILE WITH FLAGSHIP WILL CONTINUE SERVING
STUDENTS, MILLENNIALS AND MIDDLE INCOME AMERICANS

Wyomissing, PA – March 8, 2017 – Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank (together, "Customers"), today announced the execution of a Purchase and Assumption Agreement to sell the assets and liabilities of the BankMobile division of Customers Bank, including all deposits, technology, intellectual property and customer accounts, to Clearwater, Florida-based Flagship Community Bank ("Flagship") for a total cash purchase price of $175 million.  After accounting for all expenses, this transaction is expected to create approximately $100 million of pre-tax gain for Customers.

BankMobile provides a full range of deposit products to retail customers utilizing smart phone technology (and other electronic digital media), and its revenues are largely derived from interchange fees from customer debit card use paid for by the merchant.  At December 31, 2016, BankMobile had approximately 1.7 million student checking accounts and approximately $500 million of noninterest bearing deposits.  "Due to Durbin Amendment restrictions on debit card interchange fees, Customers believes it will be unable to profitably operate BankMobile once Customers' consolidated assets exceed $10 billion," stated Jay Sidhu, Chairman and CEO of Customers Bancorp, Inc. Accordingly, Customers had previously announced its intention to divest its BankMobile division, and reviewed preliminary indications of interest from several institutions of varying sizes.  After careful deliberations and consultations with its advisors, the Board of Directors concluded that the Flagship transaction was in the best interest of its shareholders, customers, team members and the communities BankMobile serves.  "Customers is pleased to execute the sale of the BankMobile division to Flagship so that BankMobile can continue to serve its target markets—college students, middle income Americans and underbanked Americans," continued Sidhu.

Commenting on the proposed transaction, Frank Burke, Chairman, President & CEO of Flagship stated, "Our Board of Directors, with the assistance of our advisors and investment bankers, studied a variety of strategic options available to Flagship.  While Flagship continues to believe in the demand for a locally owned and managed community bank, and will continue its model of local community banking through its two branches in Clearwater, we also recognize that digital banking is expanding and the acquisition of BankMobile provides us with an opportunity to meaningfully expand our digital banking footprint beyond our Florida markets.  We look forward to welcoming BankMobile's team of over 220 staff members to Flagship, so we can continue to provide BankMobile's customers with the products and services they have come to expect."

The transaction is subject to the receipt of all necessary regulatory approvals, certain Flagship shareholder approvals, financing and other customary closing conditions, and is expected to close in the third quarter of 2017.  Flagship Community Bank was advised by the investment banking firm of Monroe Financial Partners, Inc. and the law firms of Nelson Mullins Riley & Scarborough LLP and Edward W. Dougherty P.A. Customers Bancorp, Inc. was advised by the investment banking firms of KBW, a Stifel Company, and Commerce Street Capital and the law firm of Stradley Ronon Stevens & Young.

Institutional Background

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank with assets of approximately $9.4 billion that was named one of Forbes magazine's 2017 100 Best Banks in America (there are over 6,200 banks in the United States). A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, New Hampshire, Massachusetts, and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers' homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.  BankMobile is a division of Customers Bank, offering state of the art high tech digital banking services with a high level of personal customer service.

Customers Bancorp, Inc. voting common shares are listed on the New York Stock Exchange under the symbol CUBI. Additional information about Customers Bancorp, Inc. can be found on the Company's website, www.customersbank.com.

"Safe Harbor" Statement

In addition to historical information, this press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, beliefs and expectations and other statements about the proposed transaction, including Flagship's expectations related to the acquisition and the timing of the closing of the transaction. Statements preceded by, followed by, or that include the words "may," "will," "could," "should," "pro forma," "look forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control), such as: the occurrence of any event, change or other circumstance that could result in the transaction not closing or a material delay in its closing, such as the inability to obtain the requisite regulatory approvals, shareholder approvals, or financing for the transaction and meet other closing terms and conditions; the transaction may be more expensive to complete than anticipated; the ~~e~~xpected benefits of the transaction may not be achieved as a result of unexpected factors or events; the reaction to the transaction of each party's customers, employees and counterparties; difficulties related to the transition of services; and the possibility of Customers Bancorp, Inc. incurring liabilities relating to the proposed transaction, any of which could cause actual results to differ from those in the forward-looking statements.  Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2015, subsequently filed quarterly reports on Form 10-Q, and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and 10-Q filings.  Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.